AGREEMENT OF LEASE

FIELDSTONE CAPITAL INC.

TO

AMERICAN EDUCATION CENTER, INC.

Two Wall Street
Entire rentable area of the Eighth (8th) Floor
New York, New York 10005

AGREEMENT OF LEASE

AGREEMENT OF LEASE (the "Agreement") made as of December 11, 2014 by and between **FIELDSTONE CAPITAL INC.**, having an office c/o George Comfort & Sons, Inc., at 200 Madison Avenue, New York, New York 10016, party of the first part, hereinafter referred to as "Owner" or "Landlord" and **AMERICAN EDUCATION CENTER, INC.**, a corporation existing under the laws of the State of New York having an office at 17 Battery Place, Suite 300, New York, New York 10004 of the second part, hereinafter referred to as "Tenant".

WITNESSETH:

Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire rentable portion of the eighth (8th) floor and as delineated by cross hatchings on the floor plan attached hereto and made a part hereof as Exhibit "A" (herein referred to as the "Premises" or the "Demised Premises"), of the building known as Two Wall Street in the Borough of Manhattan, City of New York (the "Building"), for a term and upon the conditions more particularly described below.

NOW THEREFORE, in consideration of the within covenants, the parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:

1. Term; Commencement Date; Fixed Rent.

(a) Owner hereby leases to Tenant and Tenant hereby hires from Owner, the Premises for a term (the "Term") of approximately ten (10) years and five (5) months commencing at 12:00 a.m. on the Commencement Date (as hereinafter defined) and expiring at 11:59 p.m. on the Expiration Date (as hereinafter defined), or on such earlier date as the Lease may otherwise terminate in accordance with its terms, covenants, conditions and provisions.

(b) The term "Commencement Date" shall mean the earlier of (i) the date when Tenant, any Employee of Tenant, or any Person holding by, through, or under Tenant, first occupies the Premises; or (ii) the date when Owner substantially completes the Owner's Work (as hereinafter defined) (other than any work which cannot be completed on such date provided that the failure to complete such work will not substantially interfere with Tenant's construction or use of the Premises); provided, however, that if Owner shall be delayed in Substantial Completion as a result of (1) Tenant's failure to agree to plans and specifications before the date required under this Lease, (2) Tenant's request for materials, finishes or installations other than Owner's Work, (3) any Tenant changes in plans, or (4) the performance or completion by a Person employed by Tenant; then, notwithstanding such delay, the Commencement Date and the payment of Rent hereunder shall be deemed to have occurred on such earlier date as if such delay had not occurred as reasonably determined by Owner in Owner's judgment.

(c) The term "Expiration Date" means the last day of the fifth (5th) calendar month after the month in which the tenth (10th) anniversary of the Commencement Date occurs.

(d) Owner shall give Tenant written notice specifying when the Commencement Date has occurred. At Owner's request, Tenant shall execute a written agreement confirming the Commencement Date. Tenant's failure to agree in writing shall not invalidate the Commencement Date as determined by Owner.

(e) Tenant shall pay rent (collectively, the "Fixed Rent") for the period commencing on the Commencement Date as follows:

(i) Three Hundred Fifty-Four Thousand Six Hundred Ninety-Four Dollars and Fifty Cents ($354,694.50) per annum payable in equal monthly installments in the amount of Twenty-Nine Thousand Five Hundred Fifty-Seven Dollars and Eighty-Eight Cents ($29,557.88) for the period from the Commencement Date through and including the fourteenth (14th) month after the Commencement Date;

(ii) Three Hundred Sixty-Three Thousand Five Hundred Sixty-One Dollars and Eighty-Six Cents ($363,561.86) per annum payable in equal monthly installments in the amount of Thirty Thousand Two Hundred Ninety-Six Dollars and Eighty-Two Cents ($30,296.82) for the period from the fifteenth (15th) month after the Commencement Date through and including the twenty-sixth (26th) month after the Commencement Date;

(iii) Three Hundred Seventy-Two Thousand Six Hundred Fifty Dollars and Ninety-One Cents ($372,650.91) per annum payable in equal monthly installments in the amount of Thirty-One Thousand Fifty-Four Dollars and Twenty-Four Cents ($31,054.24) for the period from the twenty-seventh

(27th) month after the Commencement Date through and including the thirty-eighth (38th) month after the Commencement Date;

(iv) Three Hundred Eighty-One Thousand Nine Hundred Sixty-Seven Dollars and Eighteen Cents ($381,967.18) per annum payable in equal monthly installments in the amount of Thirty-One Thousand Eight Hundred Thirty Dollars and Sixty Cents ($31,830.60) for the period from the thirty-ninth (39th) month after the Commencement Date through and including the fiftieth (50th) month after the Commencement Date;

(v) Three Hundred Ninety-One Thousand Five Hundred Sixteen Dollars and Thirty-Six Cents ($391,516.36) per annum payable in equal monthly installments in the amount of Thirty-Two Thousand Six Hundred Twenty-Six Dollars and Thirty-Six Cents ($32,626.36) for the period from the fifty-first (51st) month after the Commencement Date through and including the sixty-second (62nd) month after the Commencement Date;

(vi) Four Hundred Thirty-Two Thousand One Hundred Forty-Seven Dollars and Twenty-Seven Cents ($432,147.27) per annum payable in equal monthly installments in the amount of Thirty-Six Thousand Twelve Dollars and Twenty-Seven Cents ($36,012.27) for the period from the sixty-third (63rd) month after the Commencement Date through and including the day immediately preceding the seventy-fourth (74th) month after the Commencement Date; and

(vii) Four Hundred Forty-Two Thousand Nine Hundred Fifty Dollars and Ninety-Five Cents ($442,950.95) per annum payable in equal monthly installments in the amount of Thirty-Six Thousand Nine Hundred Twelve Dollars and Fifty-Eight Cents ($36,912.58) for the period from the seventy-fifth (75th) month after the Commencement Date through and including the eighty-sixth (86th) month after the Commencement Date; and

(viii) Four Hundred Fifty-Four Thousand Twenty-Four Dollars and Seventy-Three Cents ($454,024.73) per annum payable in equal monthly installments in the amount of Thirty-Seven Thousand Eight Hundred Thirty-Five Dollars and Thirty-Nine Cents ($37,835.39) for the period from the eighty-seventh (87th) month after the Commencement Date through and including the ninety-eighth (98th) month after the Commencement Date; and

(ix) Four Hundred Sixty-Five Thousand Three Hundred Seventy-Five Dollars and Thirty-Four Cents ($465,375.34) per annum payable in equal monthly installments in the amount of Thirty-Eight Thousand Seven Hundred Eighty-One Dollars and Twenty-Eight Cents ($38,781.28) for the period from the ninety-ninth (99th) month after the Commencement Date through and including the one hundred tenth (110th) month after the Commencement Date;

(x) Four Hundred Seventy-Seven Thousand Nine Dollars and Seventy-Three Cents ($477,009.73) per annum payable in equal monthly installments in the amount of Thirty-Nine Thousand Seven Hundred Fifty Dollars and Eighty-One Cents ($39,750.81) for the period from the one hundred eleventh (111th) month after the Commencement Date through and including the one hundred twenty-second (122nd) month after the Commencement Date;

(xi) Four Hundred Eighty-Eight Thousand Nine Hundred Thirty-Four Dollars and Ninety-Seven Cents ($488,934.97) per annum payable in equal monthly installments in the amount of Forty Thousand Seven Hundred Forty-Four Dollars and Fifty-Eight Cents ($40,744.58) for the period from the one hundred twenty-third (123rd) month after the Commencement Date through and including the expiration of the term of this Lease.

(f) Notwithstanding anything contained herein to the contrary, provided Tenant shall not be in default of its obligations under this Lease beyond applicable grace and cure periods, Tenant shall be entitled to abatement of the Fixed Rent in the amount of Twenty-Nine Thousand Five Hundred Fifty-Seven Dollars and Eighty-Eight Cents ($29,557.88) per month for the first (1st) two (2) months after the Commencement Date (collectively, the "Abatement Period"). The entire Fixed Rent otherwise due and payable for the Abatement Period shall become immediately due and payable upon the occurrence of a default by Tenant under this Lease beyond the expiration of applicable notice periods. Under no circumstances whatsoever shall any amount payable by Tenant under this Lease with respect to electricity be subject to any abatement whatsoever.

(g) Tenant hereby agrees to pay all amounts due under this Lease in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in advance, in equal monthly installments on the first day of each month during said term, at the office of Owner as set forth above, or such other place as Owner may designate, without any set-off, counterclaim or deduction whatsoever.

(h) Tenant shall pay the rent as above and as hereinafter provided. Tenant shall pay the first monthly installment of Fixed Rent upon the execution hereof to be applied against the monthly installment of Fixed Rent due after the Commencement Date.

(i) Tenant's tax identification number is 80-0031014.

2. **Permitted Use.** Tenant shall use and occupy the Premises, subject to Article 15 below, as and for executive and general offices for Tenant's business and for no other purpose whatsoever (the "Permitted Use").

3. **Tenant Alterations.**

(a) Tenant shall make no changes in or to the Premises of any nature without Owner's prior written consent which consent shall not be unreasonably withheld or delayed as to changes, improvements or alterations which do not affect building structural components, mechanical systems, utility services or plumbing or electrical lines (hereinafter referred to as "Non-Structural Alterations"). Prior to the commencement of any changes, improvements or alterations, Tenant shall submit to Owner, for Owner's approval, plans and specifications (to be prepared by and at the expense of Tenant) for any proposed changes, improvements or alterations, in detail reasonably satisfactory to Owner. Owner's approval of any plans and specifications shall not indicate that such plans and specifications comply with applicable laws, rules and regulations; Tenant shall have sole responsibility for ensuring such compliance. If Owner shall give its approval to any such changes, improvements and/or alterations as provided herein, the same shall be performed by Tenant, at Tenant's sole cost and expense, in accordance with the approved plans and in a good and workmanlike manner. Tenant shall, before making any alterations, additions, installations or improvements at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such worker's compensation, general liability, personal and property damage insurance as Owner may reasonably require. No amendments or additions to the approved plans and specifications shall be made without the prior written consent of Owner, which consent shall not be unreasonably withheld or delayed as to such Non-Structural Alterations. The standards of quality, utility and appearance of the proposed changes, improvements or alterations shall conform to the reasonable standards specified and/or to be specified by Owner, and Tenant agrees that Tenant will conform to such standards. Tenant shall pay to Owner Owner's out-of-pocket costs and expenses incurred in connection with the performance of any alterations made by or on behalf of Tenant.

(b) Tenant covenants and agrees that all changes, improvements, and alterations will be made with the least possible disturbance to the occupants of other parts of the Building. Tenant, in making such changes, improvements or alterations, shall and will, at Tenant's own cost and expense, promptly comply with all laws, rules and regulations, whether now or hereafter enacted (including, without limitation, Local Law 58/1987 of the City of New York, as amended, and Title III of The Americans with Disabilities Act of 1990, all regulations issued thereunder and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as all of the foregoing may be amended from time, to time), of all public authorities having jurisdiction in the Building and/or the Demised Premises with reference to such changes, improvements or alterations (including, without limitation, the Landmarks Preservation Commission of the City of New York), whether ordinary or extraordinary, structural or otherwise, foreseen or unforeseen, and will not call upon Owner for any expenses connected therewith, and will reimburse Owner for any expenses incurred on account of failure by Tenant to comply with any requirement of law, rules and regulations, and of any public authority, whether involving structural changes or not.

(c) Tenant shall promptly pay and discharge all costs and expenses of such changes, improvements or alterations, and shall not do or fail to do any act which shall or may render the Building liable to any mechanic's lien or other lien or charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement. If any such lien or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement is filed against the Building or against such changes, improvements or alterations, or any part thereof, Tenant will, at Tenant's sole cost and expense, promptly remove the same of record within thirty (30) days after the filing of any such lien, or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement and notice of such filing to Tenant by Owner or otherwise. If Tenant is in default of its foregoing obligations under this paragraph, Owner may cause such lien or liens or other charge or chattel mortgage or security interest or conditional bill of sale or title retention agreement to be removed of record by payment or bond or otherwise, as Owner may elect, and Tenant will reimburse Owner for all costs and expenses incidental to the removal of any such lien or liens or other charge or chattel mortgage

or security interest or conditional bill of sale or title retention agreement incurred by Owner. Tenant covenants and agrees to indemnify and save harmless Owner of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges, chattel mortgages, security interests, conditional bills of sale, title retention agreements or payments of any kind whatsoever that may be incurred or become chargeable against Owner, or the Building, or said changes, improvements or alterations, or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the Demised Premises in connection with such changes, improvements or alterations.

(d) Tenant hereby covenants and agrees to indemnify and save harmless Owner of and from all claims, reasonable counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of such changes, improvements or alterations or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with such changes, improvements or alterations performed by Tenant or at the request of Tenant. At any and all times during the period of such changes, improvements or alterations, Owner shall be entitled to have a representative or representatives on the site to inspect such changes, improvements or alterations, and such representative or representatives shall have free and unrestricted access to any and every part of the Demised Premises.

(e) Tenant agrees that it will not, either directly or indirectly, use any contractors, labor and/or materials if the use of such contractors, labor and/or materials would or will create any difficulty with other contractors, subcontractors and/or labor then engaged by Tenant or Owner or others in the construction, maintenance and operation of the Building or any part thereof. Tenant and its contractors and mechanics may, prior to the commencement of the term hereof, enter upon the Demised Premises at all reasonable hours, at the sole risk of Tenant, for the purpose of making such changes, improvements or alterations, provided that Tenant and its contractors and mechanics do not interfere with Owner, its contractors, or with the occupants of other parts of said Building. Such entry shall be upon all of the terms and conditions of this lease other than Owner's obligation to provide services and Tenant's obligation to pay rent. Any changes, improvements or alterations shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental and quasi-governmental agencies, authorities, bureaus, departments and officials, and of all insurance bodies, at any time duly issued or in force, applicable to the Building, the Demised Premises, or any part thereof. Tenant shall, at Tenant's sole cost and expense, provide, maintain and keep in force for the benefit of Owner and Owner's managing agent, during any period in which Tenant is making any changes, improvements or alterations in and to the Demised Premises or any part thereof, such protective liability and property damage insurance as Owner shall deem reasonably appropriate.

(f) All fixtures and all paneling, partitions, railings and like installations, installed in the Demised Premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the Demised Premises unless Owner, by notice to Tenant given no later than twenty (20) days prior to the date fixed as the expiration date of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such items from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation, and shall repair any damage to the Demised Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the Demised Premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

(g) Notwithstanding anything herein to the contrary, Owner's consent shall not be required for any Non-Structural Alterations installed subsequent to Tenant's initial build-out of the Premises, provided that the cost of any such Non-Structural Alteration does not exceed Twenty-Five Thousand ($25,000.00) Dollars in cost for labor and materials (as reasonably estimated by Owner's architect, engineer or contractor) and on the following terms and conditions: (i) Tenant notifies Owner of such alteration prior to commencing work thereon, (ii) such non-structural alteration is performed only by contractors which are on the Building's approved contractor list or by other contractors satisfactory to Owner in its commercially reasonable discretion, (iii) upon completion, such alteration shall not affect any part of the Building (including but not limited to the building's systems and the outside appearance and structural integrity of the Building) other than the Premises, (iv) such alteration shall not adversely affect any service required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building, (v) such alteration shall not reduce the value, cubic content or utility of the Building, and (vi)

anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Owner by reason of such failure to comply with the provisions of this Article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rates for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises.

(d) Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Owner's judgment to absorb and prevent vibration noise and annoyance.

7. **Subordination.** This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. Subject to the provisions of this Article 7, this clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute within five (5) days any certificate that Owner may reasonably request.

8. **Property - Loss, Damage, Reimbursement.** Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the gross negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi public work.

9. **Destruction, Fire and Other Casualty.** (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.

(b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Demised Premises which is usable.

(c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided.

(d) If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Owner shall decide in Owner's sole and absolute discretion to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this Lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, specifying a date for the expiration of the Lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth in this Lease for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Owner's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of paragraphs (b) and (c) of this Article, with all reasonable expedition, subject to

delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the Demised Premises are substantially ready for Tenant's occupancy.

(e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance policy in question. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.

(f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

10. Eminent Domain. If the whole or any part of the Demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said Lease and assigns to Owner, Tenant's entire interest in any such award.

11. Assignment, Subletting, Mortgage, Etc.

(a) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not (i) assign, mortgage or encumber this Agreement or Tenant's interest in the Demised Premises or any part thereof, nor (ii) underlet or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. However, Owner's consent shall not be required to an assignment or sublease to an entity which (a) owns a majority of the shares of Tenant, (b) the majority of which is owned by Tenant or (c) is owned by the same persons who own Tenant. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from any of its obligations hereunder or from obtaining the express consent in writing of Owner to any further assignment or underletting.

(b) Any transfer, by operation of law or otherwise, of forty-five percent (45%) or more of the issued and outstanding shares of capital stock of Tenant (or if Tenant is a partnership or other entity forty-five percent (45%) or more of the partnership interests or other ownership interests of Tenant), in a single transaction or a related series of transactions, shall be deemed an assignment of this Lease within the meaning of this Article 11, except for a transfer or related series of transfers by reason of bequest, devise or by operation of the laws of intestacy on or as a result of the death of a shareholder. The execution of a takeover agreement by or on behalf of Tenant shall also be deemed such an assignment of this Lease.

(c) No assignment or transfer shall be effective unless and until the assignee shall execute, acknowledge and deliver to Owner a recordable agreement, in form and substance reasonably satisfactory to Owner, whereby the assignee shall (i) assume the obligations and performance of this Lease and agree to be bound by all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed on and after the effective date of any such assignment and (ii) agree that the provisions of this Article shall, notwithstanding such assignment or transfer, be binding upon it in the future.

(d) If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anyone other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

(e) (i) If Tenant desires Owner's consent to an assignment of this Lease or to the subletting of all or any part of the Premises for any part of the term of this Lease with respect thereto, Tenant shall notify Owner of the name of the proposed assignee/sublessee, such information as to the proposed assignee/sublessee's business financial responsibility and standing as Owner may require, and of the terms and conditions of the proposed assignment/subletting. Such notice shall contain an offer to vacate and surrender, as of the Special Surrender Date (as hereinafter defined), either (1) if Tenant proposes to sublet only a part of the Premises, the space to be demised by the proposed sublease together with such other space, if any, as may be reasonably required for public corridors, toilets and core facilities serving the space so proposed to be sublet (said space(s) being herein collectively called a "Partial Space") or (2) if Tenant proposes to assign this Lease or to sublet the entire Premises, the entire Premises. The term "Special Surrender Date" shall mean a date to be specified in such notice from Tenant; provided, however, that said date shall be the last day of a calendar month during the term hereof with respect thereto, and not earlier than sixty (60) days after the giving of such notice and not later than the effective date of the assignment or the date for the commencement of the term of the proposed subletting. Owner may accept such offer by a notice given to Tenant within thirty (30) business days after the receipt of such notice from Tenant.

(ii) If Owner accepts such offer and such offer pertains to a Partial Space, then effective as of the Special Surrender Date (1) this Lease shall be deemed modified so that the term and estate granted by this Lease with respect to such Partial Space (unless the same shall have expired sooner pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law) shall expire on the Special Surrender Date with the same effect as if the Special Surrender Date were the date specified in this Lease for the expiration of the term of this Lease with respect to such Partial Space, (2) the annual Fixed Rent payable hereunder, to the extent that such Fixed Rent relates to such Partial Space and such abatement is in excess of the annual rate of any other existing abatement of Fixed Rent relating thereto under any other term or condition of this Lease shall be proportionately abated for each square foot of the rentable area of the Partial Space from and after the Special Surrender Date and (3) the additional rent payable pursuant to this Lease, to the extent that such additional rent relates solely to such Partial Space, shall be abated from and after the Special Surrender Date by the percentage the Partial Space constitutes of the entire Premises (including the Partial Space).

(iii) If Owner accepts such offer and such offer pertains to the entire Premises, then this Lease shall be deemed modified so that the term and estate granted by this Lease (unless the same shall have expired sooner pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law) shall expire on the Special Surrender Date with the same effect as if the Special Surrender Date were the date specified in this Lease for the expiration of the Term hereof and the rent payable hereunder shall be apportioned as of the Special Surrender Date.

(iv) Tenant shall terminate its occupancy of such Partial Space or the Premises, as the case may be, not later than the Special Surrender Date.

(v) In the event of such expiration of the term of this Lease with respect to a Partial Space, any changes, improvements and alterations of any remaining portion of the Premises after the Special Surrender Date (including, but not limited to, the erection of a boundary wall to separate such portion from such Partial Space) made necessary or desirable by reason of such expiration shall be made by Owner at Tenant's sole cost and expense.

(f) If Owner does not accept an offer made by Tenant in a notice given to the Owner pursuant to paragraph (c) of this Article, Owner will not unreasonably withhold or delay its consent to the proposed assignment or subletting referred to in said notice on the terms and conditions set forth in the notice; provided, however, that Owner shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

(i) There shall be not more than one (1) subtenant in the Premises at any one time during the term hereof;

(ii) The financial condition and character of, and the nature of the business conducted by, the proposed assignee or subtenant must be satisfactory to Owner in Owner's reasonable discretion;

(iii) Any proposed instrument of assignment or sublease must be submitted to Owner at least thirty (30) days before the commencement date thereof, accompanied by the financial statements of the proposed assignee or subtenant;

(iv) The sublease must provide that the same is subject to all of the terms and conditions of this Lease and the sublease must provide that in the event of cancellation or termination of

this Lease for any reason whatsoever or of the surrender of this Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of such sublease, including extensions and renewals granted thereunder, the proposed subtenant agrees to make full and complete attornment to Owner for the balance of the term of the sublease, at the option of Owner at any time during the proposed subtenant's occupancy of a portion of the Premises, which attornment shall be evidenced by an agreement in form and substance satisfactory to Owner, which the proposed subtenant agrees to execute and deliver at any time within five (5) days after request of Owner, its successors and assigns, and the proposed subtenant waives the provisions of any law now or hereafter in effect which may give the proposed subtenant any right of election to terminate the sublease or to surrender possession of the Premises in the event any proceeding is brought by Owner under this Lease to terminate this Lease;

(v) The assignee or subtenant must be subject to service of process in New York State and must carry on a trade or business consistent with the first class nature of the Building (excluding, without limitation, an employment and/or travel agency, a messenger service, a photographic and/or reproduction service, a retail operation at the Premises, the sale of foodstuffs or edibles, a mailing address or telephone answering service, a governmental or quasi-governmental agency, authority, bureau or department, and/or such other businesses, professions or activities as to which Owner has in writing granted another tenant in said Building a restrictive covenant prohibiting such uses in the Building);

(vi) No assignment or subletting shall relieve Tenant of its obligations or liabilities hereunder, or shall be deemed a consent to a further assignment or subletting;

(vii) Tenant shall not be in default under any of the terms and conditions of this Lease at the time of any notice or request for consent under the terms of this Article and at the effective date of the assignment or the commencement date of such subletting;

(viii) Tenant shall pay as additional rent Owner's reasonable attorneys' fees in connection with such assignment or subletting;

(ix) The assignee or subtenant shall not be a then existing tenant or occupant of the Building;

(x) Any subletting shall not be advertised at a rental rate less than currently being charged by Owner for comparable space in the Building and for a comparable term, at the time of such subletting; and

(xi) The space proposed to be sublet shall be required to be regular in shape and configuration with appropriate means of ingress and egress suitable for normal renting purposes, and in the event that Owner exercises its option to recover the space proposed to be sublet pursuant to paragraph A hereof, Owner shall erect such demising walls and partitions, and perform such other work as may be desirable to separate the space proposed to be sublet, at Tenant's sole cost and expense.

Owner's consent, if any, shall be evidenced by the delivery of, and shall be subject to the terms and conditions of, a consent to assignment or sublease duly executed by Owner, Tenant and the assignee or subtenant on Owner's customary form, as prepared by Owner.

(g) If Owner shall give its consent to any sublease and/or any assignment of this Lease, Tenant shall, in consideration therefor, pay to Owner, as additional rent, fifty percent (50%) of any and all rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant or the assignee, as the case may be, regardless of how such consideration is designated by Tenant and/or the subtenant (including, but not limited to, sums paid for the sale or rental of Tenant's fixture, leasehold improvements, equipment, furniture or other personal property), which is in excess of: (a) the rent and additional rent accruing hereunder during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof and (c) the "Permitted Expenses" (as hereinafter defined). For the purposes of this Lease, the term the "Permitted Expenses" shall be defined as: (i) reasonable brokerage commissions incurred by Tenant in connection with such assignment or sublease (not to exceed the amount of commissions then payable by Owner as a result of leasing space in the Building); (ii) reasonable advertising costs incurred by Tenant in connection with such assignment or sublease; (iii) reasonable out-of-pocket costs incurred by Tenant in preparing the Premises for such subtenant (but not including any attorneys' fees); and (iv) reasonable architects' fees incurred by Tenant in connection with such assignment or sublease. The sums payable under this paragraph (c) shall be paid to Owner as and when payable by the subtenant to Tenant.

(h) The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the

Premises, nor shall it be deemed to be the consent of Owner to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by any other party.

(i) At Owner's request, Tenant shall appoint the leasing agent engaged by Owner with respect to the leasing space at the Building as Tenant's exclusive agent for any proposed subletting and/or assignment of any portion of the Premises, in which the Premises or any portion thereof are offered by Tenant for sublet and/or assignment.

(j) Owner shall have no liability for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Owner harmless from and against, any and all cost, expense (including, without limitation, reasonable attorneys' fees, costs and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

(k) Should this Lease grant or provide Tenant (i) any options for Tenant to extend the Term hereof, (ii) rights to expand into additional space within the Building, (iii) the right to require Owner to perform any work within the Building (other than ordinary repair obligations of Owner) or the Premises to improve the Premises or the Building for the benefit of Tenant, or (iv) rental concessions, such rights shall be deemed personal to Tenant and shall not inure to the benefit of any permitted assignee or sublessee.

(l) Tenant may, without the consent of Landlord, subject to all of the provisions of this Lease, permit portions of the Premises to be used or occupied under so-called "desk sharing" arrangements by any entity that is an Affiliate (as hereinafter defined) of Tenant and with whom Tenant has a significant relationship other than as occupants of the Premises (each such desk or office space user, a "Desk Space User"); provided, that (i) any such use or occupancy of desk or office space shall be without the installation of demising walls separating such desk or office space (except as required by Law), any separate entrance or any signage identifying such Desk Space User, (ii) at any time during the Term, the aggregate of the rentable square footage then used by Desk Space Users shall not exceed more than ten percent (10%) of the rentable area of the Premises, (iii) each Desk Space User shall use the Premises in accordance with all of the provisions of this Lease, and only for the use expressly permitted pursuant to this Lease, (iv) in no event shall the use of any portion of the Premises by a Desk Space User create or be deemed to create any right, title or interest of such Desk Space User in any portion of the Premises or this Lease, (v) such "desk sharing" arrangement shall terminate automatically upon the termination of this Lease, (vi) Tenant shall receive no rent or other payment or consideration for the use or occupancy of any space in the Premises by any Desk Space User in excess of an allocable share of the Fixed Rent reserved hereunder (other than for reasonable charges for office, clerical, secretarial, messenger and similar services), and (vii) such desk sharing arrangement is for a valid business purpose and not to circumvent the provisions of this Article 11. Prior to any such Desk Space User occupying any portion of the Premises, Tenant shall notify Landlord in writing of any Desk Space User in the Premises, which notice shall include (1) the identity of the Desk Space User, along with a description of the nature of the activities to be conducted in the Premises by such Desk Space User, (2) a statement by Tenant that Tenant is in compliance with the provisions of this Section 11(l) with respect to such Desk Space User, (3) if the Desk Space User has been assigned a specific portion of the Premises to use, a floor plan showing the area of the Premises to be occupied by such Desk Space User (which floor plan shall set forth the amount of rentable square feet of the Premises to be used or occupied by such Desk Space User), and (4) a copy of the agreement, if any, relating to the use or occupancy of such portion of the Premises by such Desk Space User. Upon receipt of all of the foregoing, Landlord shall permit Tenant to place such Desk Space User's name on the door of the Premises, subject to Landlord's prior reasonable approval of such signage. For the purposes of this Section 11(l), the term "Affiliate" shall mean an entity controlled by, controlling or under common control with Tenant. For purposes of this Article 11, the term "control" shall mean in the case of a corporation, ownership or voting control, directly or indirectly, of at least 50% of all the voting stock or (ii) the possession of power to direct or cause the direction of the management and policy of such corporation, whether through the ownership of voting securities, by statute or by contract.

12. Electric Current. Rates and conditions in respect to submetering or rent inclusion, as the case may be, are set forth in Article 39 below. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the Building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

13. Access to Premises. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the Premises or to any other portion of the Building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor or ceiling. Owner may during the progress of any work in the Premises take all necessary materials and equipment into the Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building and during the last six months of the Term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the Premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the Term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder. If Tenant enters the Premises at any time prior to the Commencement Date, such entry shall be subject to the terms and conditions of this Lease.

14. Vault, Vault Space, Area. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

15. Occupancy. (a) Tenant will not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Building of which the Premises are a part, a copy of which has been delivered to Tenant and Tenant hereby confirms its receipt of the certificate of occupancy. Tenant has inspected the Premises and accepts them as is, subject to the provisions hereof with respect to Owner's Work, if any. In any event, Owner makes no representation as to the condition of the Premises and Tenant agrees to accept the same subject to violations, whether or not of record. Tenant shall use and occupy the Premises for general and executive offices and showroom and for no other purpose whatsoever.

(b) Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (1) for the business of photographic, multilith or multigraph reproductions or offset printing (other than those which are ancillary to an otherwise Permitted Use), (2) for an off-the-street retail commercial banking, thrift institution, loan company, trust company, depository or safe deposit business accepting deposits from the general public, (3) for the off-the-street retail sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (4) by the United States government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing having or asserting sovereign immunity, (5) for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for the preparation, dispensing and consumption of food by Tenant's employees who work in the Premises and not for the sale of food to any Persons other than such employees, (6) as an employment agency, day-care facility, labor union, school, or vocational training center, (7) as a barber shop, beauty salon or manicure shop, (8) for product display activities (such as those of a manufacturer's representative), (9) as offices of any public utility company, (10) for data processing activities (other than those which are ancillary to an otherwise Permitted Use), (11) for health care activities, (12) for clerical support services or offices of public stenographers or typists (other than those which are ancillary to an otherwise Permitted Use), (13) as reservation centers for airlines or travel agencies, (14) for retail or manufacturing use, (15) as studios for radio, television or other media, (16) for offices for a real estate brokerage firm or (17) for any obscene or pornographic purpose or any sort of commercial sex establishment or for exhibition to the public of any obscene or pornographic materials. For purposes of the preceding clause (17), "pornographic" shall mean that the material or purpose has prurient appeal or relates, directly or indirectly, to lewd or prurient sexual activity and "obscene" shall have the meaning ascribed thereto in New York Penal Law Section 235.00. Furthermore, the Premises

shall not be used for any purpose that would, in Landlord's reasonable judgment, tend to lower the first-class character of the Building, create unreasonable or excessive elevator or floor loads (including, without limitation, any use which will create unusually excessive traffic in the Premises and/or the Building, violate the certificate of occupancy of the Building, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building, interfere with the use of the other areas of the Building by any other tenants, or impair the appearance of the Building.

16. Bankruptcy.

(a) Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be canceled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (i) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (ii) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Premises but shall forthwith quit and surrender the Premises. If this Lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owning Tenant's interest in this Lease.

(b) It is stipulated and agreed that in the event of the termination of this Lease pursuant to paragraph (a) of this Article, Tenant shall pay to Owner as liquidated damages the amount determined pursuant to paragraph (d) of Article 18 of this Lease.

17. Default.

(a) If Tenant defaults in fulfilling any of the covenants of this Lease; or if the Premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant; or if this Lease be rejected under §235 of Title 11 of the U.S. Code (the bankruptcy code); then if any one or more of such events upon Owner serving a written five (5) days notice upon Tenant specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced during such default within such five (5) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Premises to Owner, but Tenant shall remain liable as hereinafter provided.

(b) If the notice provided for in paragraph (a) of this Article shall have been given, and the term shall expire as aforesaid; or if Tenant shall default in the payment of the Fixed Rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein require; then and in any of such events Owner may re-enter the Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this Lease, Owner may cancel and terminate such renewal or extension agreement by written notice. The words "re-enter", "re-entry" and "re-entering" as used in this Lease are not restricted to their technical legal meanings.

18. Remedies of Owner and Waiver of Redemption. In case of any default by Tenant, re-entry, cancellation, expiration and/or dispossess by summary proceedings or otherwise, then:

(a) the Fixed Rent and the additional rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration;

(b) Owner may re-let the Premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions (such as a work allowance or free rent period) or charge a higher or lower rental than that in this Lease; and/or

(c) Tenant or the legal representatives of Tenant shall also pay to Owner, as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, unless Owner elects to accelerate the rents under paragraph (d) of this article, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the Lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure of Owner to re-let the Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner in putting the Demised Premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. Suit or suits for the recovery of any damages payable by Tenant, or any installments thereof, may be brought by Owner from time to time at its election, and nothing in this Lease shall be deemed to require Owner to postpone suit until the date when the term of this Lease would have expired but for such Default Termination (as defined below). If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting. Owner shall be under no obligation in reletting the Demised Premises to give priority to the leasing thereof over other vacant space in the Building of which the Demised Premises are a part.

(d) Owner, in its sole discretion, in lieu of the damages described in paragraph (c) of this article may elect to require Tenant to pay to Owner as liquidated damages, and Tenant hereby covenants to pay to Owner, a sum which represents the then present value (such computation to be made by using the then prime rate (i.e., the base lending rate) of Citibank N.A.) of the excess, if any, of (1) the aggregate of the rent reserved herein and the additional rent under Article 37 and Article 38 which, had this Lease not so terminated, would have been payable under this Lease by Tenant for the period from the date of such termination, expiration, re-entry and/or dispossess by summary proceedings or otherwise (any such event a "Default Termination") to the date originally specified as the expiration date of this Lease (as the same may have been extended by the exercise by Tenant of any renewal or extension right contained in this Lease or by agreement with Owner), over (2) the aggregate fair rental value of the Premises for the same period. If the Premises or any part thereof be relet by Owner before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair rental value for the Premises, or part thereof, so relet during the term of the reletting.

(e) Upon a Default Termination, Owner shall be entitled to retain all monies, if any, paid by Tenant to Owner whether as advance rent, security deposit (and interest thereon, if any) or otherwise, but such monies shall be credited by Owner against any rent or additional rent due from Tenant, subject to Tenant's right to an accounting as to all such monies, at the time of such termination or re-entry, or at Owner's option, against any damages payable by Tenant under this article or pursuant to law. In addition to any other remedies Owner may have under this Lease, and without reducing or adversely affecting any of Owner's rights and remedies under this article, if any rent, additional rent or damages payable hereunder by Tenant to Owner are not paid within five (5) days after notice, the same shall bear interest at the rate set forth in Article 45 hereof from the due date thereof until paid, and the amount of such interest shall be additional rent hereunder. For the purpose of computing under paragraphs (c) and (d) of this article the amount of additional rent which would have been payable by Tenant under Article 37 and Article 38 for each Lease Year after a Default Termination, additional rent within any such Lease Year shall be deemed to be an amount equal to the amount of additional rent payable by Tenant for the Lease Year immediately preceding the Lease Year in which such Default Termination occurs (or if the Default Termination occurs prior to the end of the first Lease Year then Owner's reasonable estimate of what additional rent would have been had the Lease commenced one year earlier), increased each year by the percentage increase in additional rent for the immediately preceding Lease Year over the additional rent for the twelve-month period prior thereto (or, if the lease term did not occur throughout such prior years, Owner's reasonable estimate of what such increase would have been had the term occurred during such years).

(f) Nothing in this Lease shall be construed as limiting or precluding the recovery by Owner against Tenant of any sums or damages to which, in addition to the damages specified above, Owner may lawfully be entitled by reason of any default under this Lease on the part of Tenant. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Owner from any other remedy in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

19. **Default, Fees and Expenses.** If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this Lease, then, unless otherwise provided elsewhere in this Lease, Owner may after reasonable prior notice (except that no notice shall be required in event of an emergency) perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within seven (7) days of rendition of any bill or statement to Tenant therefor together with an amount equal to twelve percent (12%) of Owner's expenditure (to reimburse Tenant for its administrative expenses) upon demand, as additional rent. If Tenant's Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

20. **Building Alterations and Management.** Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason or Owner's imposition of such controls of the manner of access to the Building by Tenant's social or business visitors as the Owner may deem necessary for the security of the Building and its occupants.

21. **No Representations by Owner.** Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Building and the Premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the Premises by Tenant shall be conclusive evidence that the Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this Agreement, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change modification discharge or abandonment is sought.

22. **End of Term.** Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Owner the Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this Lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If the last day of the term of this Lease or any renewal thereof, falls on a Saturday or a Sunday, this Lease shall expire at noon on the preceding business day.

23. **Quiet Enjoyment.** Owner covenants and agrees with Tenant that Tenant may peaceably and quietly enjoy the Premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 17 and Article 18 hereof and to the ground leases, underlying leases and mortgages herein mentioned.

24. Failure to Give Possession. If Owner is unable to give possession of the Premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease, but the Commencement Date shall be postponed and the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the Premises are available for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the date specified at the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

25. No Waiver. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or of any of the Rules or Regulations, herein set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy set forth in this Lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of the Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Premises.

26. Waiver of Trial by Jury. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4, except for mandatory/compulsory counterclaims which, if not interposed, would be waived.

27. Inability to Perform. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

28. Notices. Except as expressly provided to the contrary in this lease, all notices under this lease shall be in writing and shall be made either by (i) hand delivery or (ii) by registered or certified mail, return receipt requested, postage prepaid, as follows:

To Tenant: To the Premises.

To Owner: Fieldstone Capital Inc.
c/o George Comfort & Sons, Inc.
200 Madison Avenue
New York, New York 10016
Attention: Mr. Peter S. Duncan

With a copy to:

Fieldstone Capital Inc.
c/o Aegis Asset Management LLC
2100 Liberty Building
424 Main Street
Buffalo, New York 14202
Attention: Mr. Patrick Hotung

Either party may change these persons or addresses by giving notice as provided above. Tenant shall also give required notices to Owner's mortgagee after receiving notice from Owner of the mortgagee's name and address. All notices shall be deemed given when either delivered to the recipient, if delivery by hand is made, or two (2) days after the notice is by registered or certified mail is made. From and after the Commencement Date, all notices to Tenant shall be addressed to the Premises.

29. Services Provided by Owner.

(a) So long as Tenant is not in default under any of the covenants of this Lease beyond the expiration of any applicable grace and notice period, Owner shall:

(i) provide necessary elevator facilities on Business Days during Business Hours and shall have at least one elevator subject to call at all other times, subject to emergencies. At Owner's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods. Notwithstanding the foregoing, Tenant shall be permitted to use of the freight elevators in the Building during non-business hours for up to fifteen (15) hours at no charge for its moving into the Premises.

(ii) maintain and keep in good order and repair any components of the air-conditioning, heating and ventilating systems located outside of the Premises that serve the portions of such systems located within the Premises. It is understood that Tenant shall maintain, repair and replace, at Tenant's sole cost, any supplemental air-conditioning and ventilating unit and system serving the Premises and shall enter into a written service contract (a fully-executed copy of which shall be furnished to Owner) with the HVAC contractor for the Building for the maintenance of such unit and system. Owner shall provide, on Business Days during Business Hours, heat from October 15 of each year and thereafter when seasonably required. The air-conditioning and ventilating systems will function from May 15 through October 14 on Business Days during Business Hours. Owner shall have no responsibility or liability for the ventilating conditions and/or temperature of the Premises during the hours or days Owner is not required to furnish heat, ventilation or air-conditioning pursuant to this subsection (ii). Tenant shall cause all of the windows in the Premises to be kept closed and shall keep entirely unobstructed all the vents, intakes, outlets and grilles whenever the air-conditioning or heating system is in operation and shall comply with and observe all regulations and requirements prescribed by Owner for the proper functioning of the heating, ventilating and air-conditioning systems. Nothing contained herein shall be deemed to require Owner to furnish at Owner's expense such electric energy as is required to operate the air-conditioning and ventilating systems serving the Premises. Subject to the provisions of Articles 12 and 39 hereof all such electric energy shall be furnished by Owner to Tenant at Tenant's cost and expense. If Tenant shall require air-conditioning, heating or ventilation at times when Owner is not required to furnish same, Tenant shall give Owner at least 24 hours prior notice of such requirement and, if same is furnished by Owner, Tenant shall pay for such services at the rate of Fifty Dollars ($50.00) per hour (plus the cost of the electricity to operate the air conditioning machinery) as Additional Rent and Tenant shall make such payments to Owner upon demand. The rate for overtime air conditioning may be increased by Owner after January 1, 2015 to reflect changes in Owner's costs and increases in the consumer price index.

(iii) provide cleaning and janitorial services, on Business Days in accordance with the normal cleaning specifications for the Building. Owner shall not be required to clean any portions of the Premises used for the preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations or private lavatories or toilets, all of which shall be cleaned by Tenant. Tenant shall pay directly to the cleaning contractor for the Building the cleaning contractor's charges for (i) extra cleaning work in the Premises required because of (A) misuse or neglect on the part of Tenant or its sublessees or its or their employees or visitors, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass partitions or unusual quantity of interior glass surfaces and (D) non-Building Standard materials or finishes installed by Tenant or at its request, and (ii) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy (with only incidental computer operations) or at times other than Owner's standard cleaning times, and (iii) the use of the Premises by Tenant other than during Business Hours on Business Days. Owner, its cleaning contractor and their employees shall have access to the Premises after 5:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably

required to clean the Premises as required under this Section 29(iii). If Tenant has leased an entire floor or floors, it shall reimburse Owner, promptly after being billed therefor, for the cost of filling toilet tissues, soap dispensers, towel dispensers, sanitary napkin vending dispensers, and plastic waste container liners. Tenant shall pay to Owner as Additional Rent within ten days after demand, Tenant's Proportionate Share of any Federal, state or municipal sales tax now or hereafter required to be paid by Owner allocable to the furnishing of cleaning services or cleaning supplies to the Building.

(iv) If Tenant requires, uses or consumes water for any other purposes or in unusual quantities (as reasonably determined by Owner), Owner may install a meter or meters or other means to measure Tenant's water consumption, and Tenant shall reimburse Owner for the cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or shall pay Owner's costs of other means of measuring such water consumption by Tenant. Tenant shall reimburse Owner for the cost of all water consumed, including sewer rents, as measured by said meter or meters or as otherwise measured, and the cost to heat such water. Tenant shall be permitted, at Tenant's sole cost and expense, to survey and read any water meter installed to measure the quantity of water used by Tenant in the Premises.

(b) Owner reserves the right, without any liability whatsoever and without abatement of fixed annual rent or Additional Rent, to stop the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Owner will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the Premises. Owner shall not be liable in any way to Tenant for any failure of the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems by reason of any failure or defect in the supply or character of electric energy furnished to the Building or the Premises by the public utility serving the Building.

(c) Only Owner or any one or more persons, firms or corporations authorized in writing by Owner will be permitted to furnish laundry, linen towels, drinking water, ice, food or beverages and other similar supplies and services to tenants and licensees in the Building. Owner may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Owner expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers. Owner expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Owner. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, personally may bring food or beverages into the Building for consumption within the Premises by employees of Tenant, but not for resale to or for consumption by any other tenant.

(d) Tenant shall employ any office maintenance contractor that Owner may designate from time to time for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Owner is obligated to furnish) and the maintenance work in the Premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Owner's prior written consent, which shall not be unreasonably withheld or delayed.

(e) If Owner shall furnish steam to the Premises, Owner may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of steam. Tenant shall reimburse Owner for the quantities of steam shown on such meters on demand.

(f) Owner shall not be required to furnish any other services, except as otherwise expressly set forth in this Lease.

30. Captions. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

31. Definitions. The term "office, or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" or "Landlord" means a landlord or lessor, and as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building) of which the Premises form

a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The term "business days" or "Business Days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable operating engineers contract with respect to heating, ventilating and air-conditioning services.

32. Adjacent Excavation - Shoring. If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

33. Rules and Regulations. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations annexed hereto as **Exhibit "B"** and by this reference made a part hereof, and such other and further reasonable Rules and Regulations as Owner or Owner's agent may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this Lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulation or terms, covenants or conditions in any other Lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Notwithstanding anything to the contrary contained herein, Owner agrees to enforce such Rules and Regulations on a uniform basis and in a non-discriminatory manner.

34. Security Deposit.

(a) Tenant shall deposit with Owner upon the execution and delivery of this Lease a cash security deposit in the amount of Two Hundred Sixty-Six Thousand Twenty Dollars and Eighty-Eight Cents ($266,020.88) (the "Security Deposit") as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms provisions and conditions of this Lease, including but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. If, as a result of any application by Owner of all or any part of the Security Deposit, the amount of cash so on deposit with Owner shall be less than that required pursuant to this paragraph (a), Tenant shall forthwith deposit with Owner cash (or replenish any letter of credit delivered to Owner as provided below), in an amount equal to the deficiency. Provided Tenant is not in default of its obligations under this Lease beyond the expiration of any applicable notice and cure periods, the amount of the Security Deposit set forth in this Article 34, commencing on the first day of the twenty-seventh (27th) month after the Commencement Date, and on the yearly anniversary of such date, the amount of the Security Deposit shall be reduced by Twenty-Nine Thousand Five Hundred Fifty-Seven Dollars and Eighty-Eight Cents ($29,557.88) per annum, until such time the amount of the Security Deposit is an amount equal to Eighty-Eight Thousand Six Hundred Sixty Dollars and Sixty Cents ($88,673.60); provided, however, all reductions to the amount of the Security Deposit are subject to the express condition that (i) with respect to the first reduction, Tenant pays all Fixed Rent and other charges for the first twenty-six (26) months of the term of this Lease and (ii) with respect to each successive reduction, that the Tenant has actually paid all Fixed Rent and other charges due under this Lease. If the Tenant is in default at any time during the term of this Lease, then the amount of the Security Deposit shall not be reduced and the original amount of the Security Deposit shall remain throughout the term of this Lease.

(b) Any amount in excess of what is then due and payable to Owner shall be placed in an interest-bearing account, and all interest except for one percent (1%) per annum of the principal amount of the Security Deposit (which shall be retained and applied by Owner as an administration charge in connection with the maintenance of the security account) shall be paid to Tenant annually upon receipt of written request from Tenant therefor.

(c) If at the expiration of the term of this Lease Tenant shall not be in default in the payment of any rent or additional rent or in the keeping of any of the other terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant within thirty (30) days after the later of the date fixed as the end of the Lease term and the date of delivery to Owner of entire possession of the Premises in the required condition.

(d) (i) At Tenant's election, in lieu of the cash Security Deposit, Tenant may deliver to Owner a clean, irrevocable, evergreen letter of credit in the amount equal to the Security Deposit in form and substance acceptable to Owner in Owner's sole and absolute discretion, in favor of Owner, payable in New York, New York, and issued by either (x) a bank which is under the supervision of the Superintendent of Banks of the State of New York or (y) by a national bank which is a member of the New York clearing house or (z) by a financial institution which maintains an office in New York, New York. The letter of credit (as the same may be renewed from time to time as hereinafter provided) shall be maintained for the entire term of this Lease plus a period of thirty (30) days thereafter. The letter of credit shall be irrevocable, shall be in effect for an initial period of not less than one (1) year, and shall provide that the same shall be automatically renewed for successive one (1) year periods ending not earlier than thirty (30) days after the expiration of the term of this Lease, without any action whatsoever on the part of Owner. The issuer shall have the right to elect not to renew such letter of credit only on written notice to Owner given not less than thirty (30) days prior to the then current expiration date thereof. However, the privilege of the issuer to elect not to renew said letter of credit shall not diminish the obligation of Tenant to maintain such irrevocable letter of credit with Owner through the date which is not earlier than thirty (30) days after the expiration of the term hereof.

(ii) The form of the letter of credit shall be acceptable to Owner in its sole and absolute discretion and each letter of credit shall provide, among other things, that:

(1) Owner, or its then managing agent, shall have the right to draw down an amount up to the extent of the face amount of the letter of credit upon presentation to the issuing bank of Owner's (or its then managing agent's) certified statement that Owner is entitled to draw such amount under the provisions of this Lease (it being understood that if Owner or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer, if a corporation, a general partner, if a partnership, or any authorized party, if another entity); and

(2) the letter of credit will be honored by the issuer upon the delivery of the aforesaid statement without inquiry as to the accuracy thereof and regardless as to whether Tenant disputes the contents of such statement.

(iii) Tenant specifically acknowledges and agrees that Owner's acceptance of a letter of credit as herein provided is solely an accommodation to Tenant, and, if at any time during the term hereof such letter of credit is to be withdrawn, canceled or modified in any manner, or if Tenant shall default in, or fail to keep, observe or perform any of the terms, covenants, conditions, provisions or agreements hereunder, beyond notice (if required) and the expiration of any applicable grace period, then, in any such events, Owner may draw the full amount of such letter of credit and retain the proceeds thereof as a cash Security Deposit in accordance with the provisions of this Article. Owner shall deliver to Tenant a copy of any statement submitted by Owner to the issuer of the letter of credit in connection with a drawing thereunder after such statement is submitted by the issuer of the letter of credit.

(iv) In the event of a transfer of Owner's interest in the Building, Owner shall have the right, upon written notice to Tenant, which notice shall include the identity of the transferee, to transfer and deliver the letter of credit to the transferee and thereupon Owner shall, without any further agreement between the parties, be automatically released by Tenant from all liability therefor thereafter arising, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the said letter of credit to a new landlord. Tenant covenants and agrees to pay the issuing bank's transfer fee, if any, in connection with any such transfer. Tenant covenants and agrees that it will not assign or encumber said letter of credit, or any part thereof, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(v) If the letter of credit expires earlier than thirty (30) days after the expiration of the term of this Lease or if the issuer notifies Owner that it will not renew the then current letter of credit,

Owner will accept a replacement thereof (such renewal to be in effect not later than thirty (30) days prior to the expiration of the then expiring letter of credit) upon the terms and conditions required by this Article. If the letter of credit is not timely renewed or replaced, Owner may present the existing letter of credit to the issuer prior to its expiration. The entire sum evidenced thereby shall be paid to Owner and thereafter held as cash security in accordance with the provisions of this Article. If Tenant fails to maintain the letter of credit in the amount and on the terms and conditions set forth in this Article, and Owner does not present same prior to expiration of the letter of credit, Tenant, not later than the date of expiration of such letter of credit, must deposit with Owner cash in the amount of security then required to be on deposit with Owner under this Article as cash security to be held and applied by Owner as provided in this Article.

(vi) If, as a result of any presentation and subsequent application of the proceeds of all or any part of the letter of credit, the amount available to be drawn thereon shall be less than the amount of security then required to be on deposit with Owner under this Article, Tenant shall forthwith provide Owner with additional cash or letter(s) of credit in an amount equal to such deficiency.

35. Estoppel Certificate. Tenant, at any time, and from time to time, within ten (10) days' of written request by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default, and certifying as to such other matters as Owner may reasonably request. Breach of the foregoing will constitute Tenant's acknowledgment which may be relied on by any person holding or proposing to acquire an interest in the Building or this Lease, that this Lease is unmodified and in full force and effect and will constitute, as to any such person, a waiver of any defaults on Owner's part which may exist prior to the date of such notice. The foregoing shall not limit any other rights and remedies available to Owner for breach of this Article.

36. Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their permitted assigns.

37. Real Estate Tax Escalations.

(a) For each fiscal year (or portion thereof) of the City of New York during the term of this Lease, Tenant covenants and agrees to pay as additional rent ("Tenant's Tax Payment"), without set-off, counterclaim or deduction, 5.625% (herein, the "Tenant's Proportionate Share") of the excess of Real Estate Taxes (as hereinafter defined), for such year over and above the amount of Real Estate Taxes payable by Owner for the period commencing January 1, 2015 and ending December 31, 2015 (the "Base Tax Year"). If, by virtue of any application or proceeding brought by or on behalf of Owner, there shall be a reduction of the assessed valuation of the land and/or Building containing the Premises for any fiscal year which affects the Real Estate Taxes, or part thereof, for which additional rent has been paid by Tenant pursuant to this Article, such additional rent payment shall be recomputed on the basis of any such reduction and Owner will credit against the next accruing installments of additional rent due under this Article 37 after receipt by Owner of a tax refund, any sums paid by Tenant in excess of the recomputed amounts, less a sum equal to Tenant's Proportionate Share of all costs, expenses and fees, including, but not limited to, attorneys' fees, incurred by Owner in connection with such application or proceeding.

(b) For the purposes of this Lease, the term "Real Estate Taxes" shall mean the total of all real property taxes and special or other assessments and/or vault charges levied, assessed or imposed at any time by any governmental authority or against the Building (including, without limitation, business improvement district taxes and any replacement and/or substitution with respect to same), and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against the Building and any business improvement district charges, taxes and/or assessments. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Owner in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Real Estate Taxes" for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the terms of this Lease unexpired at the time of the imposition of such assessment, shall be included in "Real Estate Taxes". If, by law, any assessment may

be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (b) there shall be included in Real Estate Taxes, for each year in which such installments may be paid, the installments of such assessments so becoming payable during such year, together with interest payable during such year.

(c) Any amount payable under this Article shall be billed by Owner to Tenant as additional rent and shall be due and payable within ten (10) days after Owner renders a bill therefor to Tenant. Bills for any items included in Real Estate Taxes shall be sufficient evidence of the amount of Real Estate Taxes and for the purposes of the calculation of the amount of additional rent to be paid by Tenant pursuant to this Article. Any additional rent payable pursuant to this Article for any partial fiscal or calendar year, as the case may be, at the commencement or at the expiration of the term hereof, shall be adjusted in proportion to the number of days in such partial fiscal or calendar year during which this Lease is in effect. The obligation of Tenant with respect to the payment of any additional rent pursuant to this Article applicable to the last fiscal or calendar year and/or partial fiscal or calendar year of the term of this Lease shall survive the expiration of the term of this Lease. The failure of Owner to render bills for Real Estate Taxes under the provisions of this Article shall not prejudice the right to Owner to thereafter render said bill or bills for such fiscal or calendar year or any subsequent fiscal or calendar years.

(d) Any additional rent payable by Tenant under this Article 37 shall, at Owner's election, be paid by Tenant to Owner in twelve (12) equal monthly payments, on the first day of each calendar month.

(e) If the Real Estate Taxes for any period change, whether during or after such tax year, Owner may give Tenant a revised statement for such year, and Tenant's Tax Payment for such year shall be adjusted and paid by Tenant to Owner, or credited by Owner to Tenant, as the case may be. If the Real Estate Taxes subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Real Estate Taxes for the purpose of computing any additional rent payable pursuant to this Article shall be the Real Estate Taxes as so adjusted, corrected or reduced. Until the Real Estate Taxes are so adjusted, corrected or reduced, if ever, Tenant shall pay additional rent hereunder based upon the unadjusted, uncorrected or unreduced Real Estate Taxes and upon such adjustment, correction or reduction occurring, any additional rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Owner any additional rent found due by such recomputation within fifteen (15) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such recomputation).

(f) If at any time, Real Estate Taxes are required to be paid in annual, monthly, quarterly, or other installments, or on any date or dates other than as presently required, whether to any government entity or in escrow under to any mortgagee, then, at Owner's option, Tenant's Tax Payment shall be correspondingly rescheduled so that Tenant's Tax Payment is due at least thirty (30) days before such payments are due. Tenant shall receive no discount or credit as the result of any prepayment of taxes.

38. Choice of Law; Jurisdiction. This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way connected with this Lease may be instituted or brought in the courts of the State of New York, in the County of New York, or the United States Court for the Southern District of New York, and by execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits, for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of either of such courts, and to all proceedings in such courts. Tenant hereby irrevocably waives any right to claim diplomatic and/or sovereign immunity in any proceeding involving or affecting this Lease. Tenant hereby irrevocably constitutes the Secretary of State of the State of New York as its agent for the service of process in any legal action brought by Owner. Nothing in this Lease contained shall affect Owner's right to serve process in any other manner permitted by law or limit the right of Owner to bring actions, suits or proceedings in the courts of any other jurisdiction. Tenant further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability.

39. Electric Current.

Electric current shall be supplied to Tenant at the Premises in accordance with, and subject to, the provisions of this Article.

(a) Electric current shall be supplied to Tenant at the Premises in accordance with, and subject to, the provisions of this Article.

(b) Submetering Basis. Except as otherwise provided in this Article, electric current shall be supplied by Owner during the term of this Lease pursuant to the provisions of this paragraph (b). Owner has installed, at Tenant's sole cost and expense, a submeter (the "Submeter") to measure the Tenant's consumption and demand of electricity. Tenant shall pay for the cost and expense of the maintenance and repair of the Submeter. The amounts on the Submeter shall be binding and conclusive on Tenant. Tenant covenants and agrees to purchase electricity from Owner or Owner's designated agent, at the charges, taxes, terms and rates as set forth on Owner's rate schedule (which rate is currently SC4-II, based on Consolidated Edison rate schedule), from time to time, in connection with the supply of electric current to the Building of which the Premises are a part, plus an amount equal to nine percent (9%) of such charges to cover Owner's costs and expenses incurred in administering the provisions of this Article. The amount payable by Tenant shall increase in the same proportion as any increases after the date hereof in the charges, taxes, terms or rates to Owner in connection with the supply of electric current to the Building. When more than one meter measures the electrical service to the Premises the service rendered through each meter shall be totalized and billed as one meter in accordance with the charges taxes terms and rates stated herein, bills shall be rendered at such times as Owner may elect (but not more frequently than monthly) and, commencing on the earlier of (i) Tenant's occupancy of all or any portion of the Premises or (ii) the commencement of the term of this Lease, the amounts as computed from meter readings shall be deemed to be, and be paid as, additional rent without set-off or deduction. In addition to the consumption and demand of electricity as shown on the Submeter, the Tenant shall also pay to Owner, an amount equal to one hundred percent (100%) of the electricity used by the air conditioning equipment serving the eighth (8th) floor of the Building.

(c) Direct Meter Basis. Owner may elect at any time to discontinue supplying electric current to Tenant at the Premises in the manner referred to in paragraph (a) of this Article. If Owner discontinues supplying electric current to the Premises, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, (i) from and after the effective date of the commencement of direct usage by Tenant from such public utility corporation Owner shall not be obligated to furnish electric current to Tenant and (ii) Owner will not discontinue the furnishing of such electric current to Tenant until such time as Tenant has obtained such electric current directly from the public utility corporation servicing the Building of which the Premises are a part, provided that Tenant shall have made, with due diligence, application to such public utility corporation, unless Owner is required to do so by any applicable law, rule or regulation or by the public utility corporation. If Owner so discontinues supplying electric current to Tenant on a "submetering" basis, Tenant shall arrange to obtain electric current directly from the public utility corporation supplying electric current to the Building, and pay all charges therefor directly to such public utility corporation. In such event, all meters, additional risers, equipment and other facilities which may be required for Tenant to obtain electric current directly from such public utility corporation shall be installed by Owner at Owner's expense. Tenant shall be permitted to use, at no additional cost to Tenant, any existing risers, equipment, and other facilities which previously supplied electric current to the Demised Premises, to the extent that the same are safe and suitable. Any such installation shall be maintained by Owner, at its sole cost and expense, and shall be subject to such conditions as Owner may reasonably require and/or the public utility corporation may require. If Owner shall not furnish electric current to Tenant, Owner shall not be liable to Tenant therefor as long as Owner has complied with the provisions of this Article, and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued.

(d) If any taxes or charges are or shall be imposed upon Owner or its agent in connection with the sale or resale of electrical energy, Tenant covenants and agrees that, where permitted by law, Tenant's pro rata share of such taxes or charges shall be passed on to Tenant and paid by Tenant to Owner or its agent upon demand, as additional rent, without set-off or deduction. At all times during the term of this Lease, Tenant will comply with all present and future General Rules, Regulations, Terms and Conditions applicable to service equipment, wiring and Requirements in accordance with the regulations of the public utility corporation supplying electric current to the Building. All sums due and payable to Owner or its contractor, consultant or designee under this Article 39 shall be payable as additional rent. If all or part of the amounts payable by Tenant under this Article 39 for electrical energy (whether by rent inclusion or submetering) becomes uncollectible or reduced or refundable by virtue of any law, order or regulation, the parties agree that, at Owner's option, in lieu of electrical rent inclusion, and in consideration of Tenant's use of the Building's electrical distribution system and receipt of redistributed electricity and payment by Owner of the consultant's fees and other distribution expenses, the fixed annual rent payable under this Lease shall be increased by an amount equal to the cost of the electricity supplied to Tenant, such sum being increased in the same percentage as any increases that would have resulted as a result of adjustments under this Article 39.

(e) At the option of Tenant, Tenant agrees to purchase from Owner, or its agent, all lighting tubes, lamps, bulbs and ballasts used in the Premises and to pay the cost of installation thereof, all as additional rent, without set-off or deduction, within twenty (20) days after rendition of bills therefor.

(f) Owner has advised Tenant that Consolidated Edison (the "Electric Service Provider") is currently the utility company selected by Owner to provide electricity service for the Building Notwithstanding the foregoing, if permitted by law, Owner shall have the right at any time and from time to time during the term of this Lease to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Owner, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Owner, Electric Service Provider, and any Alternate Service Provider reasonable access to the electric lines, feeders, risers, wiring, and any other machinery within the Premises. Owner shall in no way be liable or responsible for any loss, damage or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

(g) Owner shall not be liable to Tenant for any reduction in service, failure, or defect in the supply or character of electric current furnished to the Premises where such reduction in service, failure, or defect is required by Laws or results from any requirement, act or omission of the public utility supplying electricity to the Building or for any other reason whatsoever.

(h) In the event that pursuant to any of the provisions of this Article, any initial determinations, statements or estimates are made by or on behalf of Owner (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article), Tenant shall pay to Owner the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

(i) Tenant's use of electric energy in the Premises shall not at any time, in the judgment of Owner, (1) exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises or (2) cause or result in any impairment or interference with Building systems, annoyance or inconvenience to other tenants or the overloading of the risers or feeders serving the Building. In order to prevent the occurrence of any of the events described in the preceding sentence and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Owner's prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Owner grant such consent, all additional risers or other equipment required therefor shall be provided by Owner and the cost thereof shall be paid by Tenant to Owner on demand. As a condition to granting such consent, Owner may require Tenant to agree to an increase in the fixed annual rent to an amount which will reflect the value to Tenant of the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or the connected load of such fixtures, appliances or equipment (measured in respect of risers, at their lowest point in the Building). The amount of such increase shall be determined by an electrical consultant selected by Owner and paid by Tenant. Such determination shall be binding and conclusive upon the parties.

40. Cleaning. If Tenant undertakes any waxing, polishing or cleaning work in the Premises, Tenant covenants and agrees to use for such work only the contractor then providing cleaning services on behalf of Owner in the Premises, provided that the prices charged by Owner's contractor(s) are comparable to the prices charged by other reputable contractors performing similar services for other Manhattan office buildings for the same work. Tenant covenants and agrees that it shall not employ any other cleaning or maintenance contractor nor any individual firm or organization for such purpose without Owner's prior written consent. Owner shall clean the Premises in a Building standard manner at Owner's expense.

41. Indemnity. Tenant covenants and agrees to indemnify and save harmless Owner and any fee owner and any mortgagee and any lessor under any ground or underlying lease, and their respective contractors, officers, agents, employees, licensees and invitees (collectively, the "Indemnified Parties"), from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses, including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding whether incurred in a third party action or in an action brought by the indemnifying party (collectively, "Liabilities"), to which the Indemnified Parties may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of,

any person or persons (including, without limitation, any of the Indemnified Parties) or damage to property (including any loss of use thereof) (i) arising from or in connection with the occupancy or use of or from any work, installation or thing whatsoever done in, at or about the Premises during the term of this Lease caused by Tenant (or prior to and/or subsequent thereto, if Tenant is then in possession of, or otherwise exercises any control over, the Premises or any part thereof), (ii) arising from any condition of the Premises caused in whole or in part by Tenant, or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees or invitees, (iii) resulting from any default by Tenant in the performance of Tenant's obligations under this Lease, or (iv) resulting from any negligent acts or omissions of Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees or invitees, provided that Tenant shall not be responsible for Liabilities resulting directly from the gross negligence or willful misconduct of the Indemnified Parties.

42. **Installations.** Tenant acknowledges and agrees that Owner shall have no obligation, liability or responsibility of any nature regarding the suitability, performance or otherwise, of any tenant finish installations made by Owner, if any, nor shall Owner at any time have any obligation, liability or responsibility of any nature regarding the suitability, performance or otherwise, of any tenant finish installations at any time made in the Premises by or for Tenant or existing in the Demised Premises on the commencement date of the term of this Lease, and Tenant agrees to maintain and/or replace, if necessary, all of the same. As used in this Article the term "installations" shall include, without limitation, carpeting and/or other floor covering materials.

43. **Limited Recourse.** Tenant agrees that, notwithstanding any contrary provisions of this Lease, Tenant shall look only to the Owner's estate and property in the Building of which the Premises are a part for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Owner hereunder, and no other property or assets of the Owner or any partner, member, officer, director or shareholder thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner and Tenant hereunder or Tenant's use or occupancy of the Premises.

44. **Additional Rent.** All sums whatsoever not included within rent or additional rent and payable by Tenant under this Lease shall constitute additional rent and shall be payable without set-off or deduction, whether or not so specified elsewhere in this Lease.

45. **Late Payment.**

(a) In the event that any payment to be made by Tenant hereunder shall become overdue for a period in excess of five (5) days, a "late charge" equal to six percent (6%) of the overdue payment may be charged by Owner and shall be payable by Tenant as additional rent on the first day of the month following Owner's demand therefor.

(b) Time shall be deemed of the essence with respect to the payment of rent and additional rent by Tenant under this Lease. In addition to the late charge set forth in Section 45(a), all sums in arrears under this Lease for a period in excess of seven (7) days will bear interest at an annual rate of interest equal to the lesser of (i) eighteen percent (18%) per annum, or (ii) the then maximum annual rate of interest chargeable to Tenant under New York State law, from their respective due dates until received by Owner. The foregoing provisions of this Article 45 shall in no way limit any claim for damages or any other rights and remedies available to Owner for any breach or default by Tenant.

(c) If Tenant is in arrears in the payment of rent or additional rent Tenant waives Tenant's right if any to designate the items against which any payments made by Tenant are to be credited and Tenant agrees that Owner may apply any payments made by Tenant to any item Owner sees fit irrespective of and notwithstanding any designation or request by Tenant as to the item against which any such payments shall be credited.

46. **Payment on Account.** No payment by Tenant or receipt by Owner of a lesser amount than any amount of rent or additional rent due shall be deemed to be other than on account of the amount due and no endorsement or statement on any check or payment shall be deemed an accord and satisfaction. Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such amount due or pursue any other remedies available to Owner.

47. **Survival.** Any obligation of Owner or Tenant which by its nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after the expiration or earlier termination of this Lease, and any liability for a payment which shall have accrued to or with respect to any period ending at the time of such expiration or termination, unless expressly otherwise provided in this Lease, shall survive the expiration or earlier termination of this Lease.

48. Broker. Each party represents and warrants to the other party that the only agent or broker with whom each party has dealt in connection with the negotiation and execution of this Lease is Cushman & Wakefield, Inc. and George Comfort & Sons, Inc. (collectively, the "Broker"). Owner agrees to pay Broker a brokerage commission pursuant to separate written agreements. Each party covenants and agrees to pay, indemnify and hold the other party harmless from and against any and all claims for commissions and other compensation made by any other agent(s) and/or broker(s) together with all costs and expenses incurred by the other party in defending such claims (including, without limitation, reasonable attorneys' fees) as a result of the breach of any of the aforesaid representations, warranties or covenants by any such party. The terms and provisions of this Article 48 shall survive the expiration or earlier termination of this Lease.

49. Air Conditioning. Owner hereby covenants and agrees that the Building standard air conditioning facilities servicing the Premises shall be in proper working order on the Commencement Date. Tenant shall be permitted to use such air conditioning facilities during the term of this Lease. Tenant shall be responsible to pay for an annual maintenance contract for the air conditioning machinery and equipment serving the Premises; provided, however, that Owner shall be responsible for major repairs and replacements of the air conditioning machinery and equipment. Tenant shall use such air conditioning system in accordance with the reasonable rules and regulations of Owner and the instructions of the manufacturer. Title to the air conditioning facilities shall be and remain with Owner at all times. Owner throughout the term of this Lease shall have free and unrestricted access at reasonable times and upon reasonable advance notice (except in the event of an emergency or if Owner is required to comply with any law or if Owner may be subject to civil or criminal penalty or fine), which notice may be telephonic, to any and all air conditioning facilities in the Premises. Tenant shall pay for all electricity used in connection with the air conditioning facilities serving the Premises. Notwithstanding anything to the contrary set forth in this Lease, under no circumstances shall Owner have any responsibility for any supplemental air conditioning and/or ventilation installed in and/or serving the Premises; whether such system exists on the date of this Lease or if such system is installed by Tenant after the date of this Lease.

50. Owner's Termination Right.

(a) Owner shall have, and hereby is given, the unconditional option to cancel and terminate this Lease and the Term hereof, (i) at any time after the date hereof, in the event the major tenant in the Building vacates the Building and/or (ii) from and after July 31, 2017, in the event Owner intends to demolish or substantially rebuild the Building or to materially change the use of the Building. In any of the foregoing events, Owner shall provide Tenant with not less than twelve (12) months' prior notice of its election to cancel or terminate the Lease and sets forth its intention for the Building in said notice. If Owner gives such notice of cancellation, then upon the date set forth in said notice, time being of the essence, this Lease and the term hereof shall cease, expire and come to an end with the same force and effect as if the date specified in such notice were the date herein fixed for the end and expiration of the term of this Lease and Tenant shall vacate and surrender possession of the Building on or before such date in the manner and in accordance with the terms prescribed herein, and all rents shall be apportioned as of such termination date. Landlord shall provide Tenant with six (6) months of Fixed Rent after Tenant vacates and surrenders the Premises in the condition required by the terms of this Lease.

(b) Tenant understands that should possession of the Building not be so vacated and surrendered on the said termination date, same would result in and proximately cause severe damage to Owner, including, without limitation, increased demolition and/or construction costs and liability incident to inability to perform its contracts. If Tenant shall fail to timely vacate the Building on the date fixed for termination by Owner, time being of the essence, then in addition to any other damages incurred by Owner by reason of Tenant's holding over, Tenant shall pay to Owner an amount equal to Three Thousand Dollars ($3,000) for each day Tenant shall hold over in the Building beyond such date fixed for termination by Owner. Such amount is not intended by the parties to constitute a penalty. This provision shall not be deemed to waive Owner's right of re-entry or any other right hereunder or at law or deemed to permit Tenant to hold over beyond the date fixed for termination by Owner. This Article 50 shall survive the termination or any cancellation of the Lease or the Term hereof.

51. Consents. If in this Lease it is provided that Owner's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Owner has been unreasonable, the only effect of such finding shall be that Owner shall be deemed to have given its consent or approval; but Owner shall not be liable to Tenant in any respect whatsoever for monetary damages by reason of withholding its consent or approval or under any other circumstances whatsoever. Wherever in this Lease Owner's consent or approval is required, if Owner shall delay or refuse such consent or approval, Tenant in no event whatsoever shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or

assertion by Tenant that Owner unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

52. Rent Laws. (a) If at any time prior to, during or subsequent to the term of this Lease, the annual rental rate, additional rent and/or any other amounts payable by Tenant to Owner pursuant to this Lease (hereinafter collectively referred to as "Rents") shall be or become uncollectible, reduced or required to be refunded, or shall be limited, prohibited or in any way restricted for any period of time, by virtue of any Federal, state, municipal, public, governmental or quasi-governmental law, decision, statute, ordinance, order, rule, requirement, regulation or direction of any public officer or body (hereinafter individually and collectively referred to as "Rent Restriction"), or if any such Rent Restriction shall in any way adversely affect the terms and conditions of this Lease as originally contemplated and intended by and between Owner and Tenant, then in any of such events, Tenant hereby covenants and agrees to enter into promptly such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to allow Owner to collect the maximum Rents which from time to time during the continuance of any Rent Restriction may be legally permissible, but not in excess of the amounts provided under this Lease. Upon the termination or repeal of any Rent Restriction or following any order, decision, or ruling that substantially restrains or prohibits the enforcement of any Rent Restriction: (i) the Rents shall become and thereafter be payable in accordance with the amounts originally contained herein for the period following such termination, repeal, restraint or prohibition, all calculated as though there had been no intervening Rent Restriction; and (ii) Tenant shall immediately pay to Owner, as additional rent, to the maximum extent legally permissible, an amount equal to (x) the Rents which would have been payable pursuant to this Lease but for the Rent Restriction, less (y) the Rents paid by Tenant during the period the Rent Restriction was in effect.

(b) Supplementing the provisions of paragraph (a) of this Article 52 but not in limitation thereof, if prior to or during the term hereof, any Rent Restriction is adopted, enacted or becomes effective, which grants Tenant any rights and/or privileges beyond the date originally scheduled for the expiration of this Lease or the sooner termination of the term hereof, Tenant hereby expressly waives any such rights and/or privileges.

(c) The aforesaid provisions of this Article shall be in addition to and not to the exclusion of any other remedies or payments that may be available to Owner or to which Owner is entitled under this Lease, at law, or in equity, including, but not limited to, damages for holding over.

53. Fees. If Tenant or (with Tenant's authorization) any subtenant requests Owner's consent or approval to alterations, assignment, subletting or any other matter or thing requiring Owner's consent or approval under this Lease, including, without limitation Tenant's Plans (as hereinafter defined) and if in connection with such request Owner seeks the advice of its independent, third party attorneys, architects and/or engineers, then Owner, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Owner in connection with such request) that Tenant pay the reasonable fees of Owner's attorneys, architects and/or engineers in connection with the consideration of such request and/or the preparation of any documents pertaining thereto.

54. Sales Taxes. If any sales or use taxes or any other taxes or charges (whether similar or dissimilar) are or shall be imposed upon Owner in connection with the services to be provided by Owner to Tenant in accordance with the terms of this Lease, Tenant covenants and agrees that, where permitted by law, Tenant shall pay to Owner, upon demand, Tenant's pro rata share of such taxes or charges, as additional rent, without set-off or deduction.

55. Agent. Owner represents to Tenant, and Tenant acknowledges and agrees that, in addition to Owner, Owner's managing agent, and Owner's attorneys have been granted express authority to duly and effectively render all notices that may be required to be given to Tenant by Owner in accordance with the terms, covenants, provisions, agreements and conditions of this Lease. Tenant further agrees to waive any and all claims it may have against Owner, its attorneys and/or agents with respect to the authority or ability each of the foregoing to render such notices for and on behalf of Owner. Owner may, from time to time, change the designation of such attorneys and/or agents upon prior written notice to Tenant.

56. Surrender; Holdover.

(a) No employee of Owner or Owner's agent shall have any power to accept the keys of the Premises prior to the termination of the Lease. The delivery of keys to an employee of Owner or Owner's agent shall not operate as a termination of the Lease or a surrender of the Premises.

(b) If the Premises are not surrendered upon the expiration or sooner termination of this Lease, Tenant hereby indemnifies Owner against liability resulting front delay by Tenant in so

surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. If Tenant remains in possession of the Premises after the expiration or sooner termination of this Lease without the execution of a new lease, Tenant, at the option of Owner, shall be deemed to be occupying the Premises as a tenant from month-to-month and such tenancy shall not be deemed to extend or renew the term of this Lease, and Tenant shall pay to Owner for use and occupancy of the Premises an amount equal to two and one-half (2½) times the greater of (i) the monthly installment of the annual rental rate and additional rent which was payable by Tenant to Owner during the last month of the term hereof, or (ii) the then fair market rental value of the Premises as determined by Owner, for each month or any part thereof, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy. Neither the billing nor the collection of rent for use and occupancy during such holdover in the above amount shall be deemed a waiver of any right of Owner to collect damages for Tenant's failure to vacate the Premises on or before the expiration or sooner termination of this Lease. Tenant's obligations under this Article 56 shall survive the expiration or sooner termination of this Lease.

57. **Insurance.** (a) Tenant covenants and agrees, at its sole cost and expense, to obtain and, at all times during the term of this Lease, keep in force in responsible insurance companies which (i) are licensed to do business in the State of New York; (ii) have a policyholders' rating of not less than "A" in the most current edition of Best's Insurance Reports; and (iii) shall be in form and substance as Owner shall reasonably approve, the following insurance policies with respect to the Premises: (i) comprehensive general liability insurance, including a cross liability endorsement, with a limit in an amount not less than FIVE MILLION DOLLARS ($5,000,000.00) combined single limit for bodily injury and property damage liability in any one occurrence; (ii) fire and extended coverage insurance on an "all-risk" basis, on the contents of the Premises, including, but not limited to, all personal property, inventory, equipment, furnishings, furniture and the trade fixtures installed therein by Tenant, with a limit in an amount not less than the full "replacement cost" thereof; (iii) "betterments and improvements" insurance on any and all changes, improvements, alterations, betterments and installations made or paid for by Tenant in or to the Premises, with a limit in an amount not less than the full "replacement cost" thereof; (iv) Workers' Compensation and Employer's Liability insurance in accordance with all applicable laws; and (v) such other insurance and in such amounts as may from time to time be reasonably required by Owner in conformity with the requirements of other Owners of comparable buildings in the immediate vicinity of the Building of which the Premises are a part; or the holder or holders of any mortgages to which this Lease is or shall be subordinate. Such insurance shall cover all risk of direct physical loss or damage, including but not limited to, water leakage, overflow and sewer and drain build-up and shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained.

(b) The insurance policies: (i) shall be in the names of Owner and Tenant (as their respective interests may appear) and shall name in the liability policy provided in paragraph (a) above, Owner, Owner's managing agent, and any fee owners, mortgagees, or lessors under any ground or underlying leases, and such others as Owner shall designate from time to time, as additional insureds; (ii) shall expressly provide that the insurance provided by Tenant to Owner thereunder shall be primary and noncontributing with any other insurance available to Owner; and (iii) will include a contractual indemnity endorsement as a part of the liability policy hereinabove provided in accordance with the provisions of Article 41 hereof. All insurance required to be maintained by Tenant hereunder will be written such that the coverage provided is primary insurance, not contributing with and not supplemental to any insurance coverages that Landlord shall maintain.

(c) Tenant will furnish Owner with certificates of insurance so carried by Tenant. Any such policies of insurance shall not be cancelable or terminable, or change the limits hereinabove provided or otherwise affect the coverages hereinabove provided, without thirty (30) days' prior written notice to Owner. Said policies shall be for periods of not less than one (l) year and Tenant shall deliver to Owner such certificates with evidence of the payment of premiums thereon, and shall procure renewals thereof from time to time at least thirty (30) days before the expiration thereof.

(d) Tenant shall not violate or permit to be violated any of the conditions or provisions of any such policies, and Tenant shall so perform and satisfy the requirements of the companies writing such policies so that, at all times, companies of good standing, satisfactory to Owner or any mortgagees designated by Owner, shall be willing to write and/or continue such insurance.

(e) Tenant and Owner shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss, and Tenant shall execute and deliver to Owner such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance monies.

(f) In the event of Tenant's failure to comply with the provisions of this Article 57, Owner may cause the same to be done for Tenant's account and the cost thereof shall be deemed payable to Owner by Tenant upon the rendering of bills for the same, as additional rent. Supplementing the foregoing, but not in limitation thereof, Owner may recover from Tenant, and Tenant agrees to pay, any and all damages which Owner may sustain by reason of Tenant's failure to obtain and keep in force any insurance which Tenant is required to obtain and keep in force under this Lease, and the damages of Owner shall not be limited to the amount of the premiums thereon.

(g) Tenant understands and agrees that Owner will not be obligated to carry insurance of any kind on any personal property in the Premises (regardless as to whether such property shall be owned by Tenant and including, but not limited to, Tenant's goods, supplies, furnishings, furniture, fixtures, equipment, improvements, betterments, installations or appurtenances). Tenant hereby waives any and all right of recovery which it might otherwise have against Owner, any fee owner or mortgagee and their respective officers, directors, agents, contractors, servants and employees, for loss or damage to such property or any part thereof, to the same extent that Tenant's insurers' right of subrogation would be waived if insurance coverage with waiver of subrogation provisions were being maintained by Tenant upon all of such property. The provisions of this Article shall also apply to each permitted assignee, if any, and each permitted subtenant, if any, at any time occupying the Premises or any part thereof.

(h) During the term of this Lease, Owner agrees to maintain general liability, casualty and fire insurance with extended coverage covering the Building in such form and in such amounts as Owner in its sole judgment shall deem acceptable and sufficient.

58. Signs. Tenant shall not place, erect or maintain any sign, sticker, poster, notice, advertising material, display, or any item of any kind or nature on the inside or outside of the windows or exterior of the Premises without the prior written approval of Owner. Tenant shall be permitted to install identifying lettering, sign or logo on the outside of the door of the Premises but only within such area as Owner shall designate, and subject to the prior written approval of Owner, which shall not be unreasonably withheld or delayed, with respect to number, type, size, shape, materials, color and design of such signs and subject, also, to compliance with all applicable legal requirements or regulations. Upon the expiration or sooner termination of this Lease, Tenant at its own expense shall remove such sign or signs and restore the exterior of the Premises to its original condition, reasonable wear and tear excepted. Such obligation of Tenant shall survive the expiration or sooner termination of this Lease.

59. Operating Covenants. Tenant, recognizing that the Building has been developed and is being maintained as a location for a reputable and first-class type of business occupancy, covenants that at all times (i) Tenant's use of the Premises will be consistent with the character and dignity of the Building, (ii) the business to be conducted at, through and from the Premises will be first class quality and reputable in every respect, (iii) if Tenant is permitted by the terms of this Lease to conduct any sales activity, the sales methods employed in said business, as well as all other elements of merchandising, display and advertising, if any, will be dignified and in conformity with high standards of practice in Tenant's industry, and (iv) the appearance of the Premises and the appearance, number, location, nature and subject matter of all displays and exhibits placed or installed in or about the Premises visible to the exterior of the Demised Premises, will be only such as meet with Owner's reasonable approval; and if at any time reasonably disapproved by Owner, Tenant shall remove the basis of such disapproval in such manner and within such reasonable time as may be specified by Owner in written notice given by it to Tenant for such purpose.

60. Directory Listings. Tenant shall be permitted to have, at no cost to Tenant, it's pro-rata share of listings on the directory in the lobby of the Building; it being understood and agreed by Tenant that Tenant will be charged, at Owner's customary rates therefor, for any additional listings which Owner may allow and/or changes to same after the commencement of the term of this Lease, such charges to be paid to Owner, as additional rent, without set-off or deduction. Subject to the foregoing, Tenant shall be permitted to list the name of Tenant and the names of persons or entities affiliated with Tenant; it being specifically understood and agreed by Tenant that no listing other than the name of Tenant shall be deemed to grant such party any right or interest in this Lease, and the same shall not be deemed or construed as a consent by Owner to a subletting or assignment or unauthorized occupancy of the Demised Premises by such other party, except as otherwise provided herein.

61. Hazardous Materials. During the term of this Lease, Tenant shall keep the Premises free of contamination from any toxic or hazardous materials, substances and waste used or stored by Tenant and shall not permit any toxic or hazardous materials or substances to be present in the Premises except for those contained in cleaning supplies and office supplies commonly used in office buildings in the New York area in amounts reasonably necessary in connection with cleaning of the Premises and the conduct of Tenant's business therein. Each party shall indemnify and hold harmless the other party from and against any and all claims, losses, expenses and liabilities (including, without limitation, reasonable

attorneys' fees and expenses) that such party may incur arising out of or as a result of the other parties breach of or failure to comply with the provisions of this Article. This indemnity shall survive the expiration or termination of this Lease.

62. Not Binding. The submission of this Lease to Tenant shall not be construed as an offer or a binding agreement, nor shall the Tenant have any rights with respect thereto, unless and until Owner shall execute a copy of this Lease and unconditionally deliver same to Tenant.

63. Building Name. Owner shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles the name of a tenant of the Building. Owner reserves the right, to be exercised in Owner's sole discretion, to install and maintain a sign or signs on the exterior or interior of the Building.

64. Interference. Notwithstanding anything to the contrary contained in this Lease, Owner shall use reasonable efforts to minimize interference with Tenant's business in connection with any repair, replacement, improvement and/or work which Owner is obligated to perform or desires to perform, in and to the Premises, or in connection with any inspection or showing thereof, or entry therein, by Owner, pursuant to the terms, covenants, conditions, provisions and agreements of this Lease; it being understood and agreed by Tenant, however, that the foregoing shall not require Owner in any way to expend sums on an overtime basis, nor shall the foregoing entitle Tenant to any diminution, reduction or abatement of rent or additional rent or other compensation whatsoever.

65. Interpretation. Notwithstanding anything to the contrary contained in this Lease:

(a) In each instance in this Lease in which Tenant is obligated to pay or reimburse Owner for attorneys' fees, costs, disbursements or expenses, it shall be deemed that Tenant shall only be obligated to pay or reimburse Owner for Owner's reasonable counsel or attorneys' fees, costs, disbursements or expenses.

(b) In each instance in this Lease in which the words "Tenant's default", "default of Tenant,", or words of similar import appear, it shall be deemed that the words "beyond the expiration of any applicable grace and notice periods" be added thereafter.

(c) New York State law governs the validity, performance and enforcement of this Lease, without giving effect to principles of conflicts of laws. The invalidity or unenforceability of any provisions of this Lease is not to affect or impair any other provision.

(d) Where Tenant consists of more than one party, the obligations of each such party hereunder shall be joint and several.

(e) The words "include" or "including" shall be construed as incorporating "BUT NOT LIMITED TO" or "WITHOUT LIMITATION."

(f) The phrase "at Tenant's expense" means at the sole and exclusive expense of Tenant, who shall be responsible for all costs involved in, or associated with, the applicable matter.

(g) The phrase "in Landlord's judgment" or "in Owner's judgment" means in Owner's (or Landlord's) sole and exclusive discretion and judgment.

(h) Wherever this Lease imposes any obligation upon Tenant, or provides that Tenant shall be responsible for any action or matter, the Lease shall be construed to mean that Tenant shall perform or undertake the matter at Tenant's expense, unless expressly specified otherwise.

(i) "Substantially Complete" or "Substantial Completion" means that the work in question is complete, except for (a) minor or insubstantial details of construction, decoration, or mechanical adjustment; and/or (b) portions of the work which cannot be completed until after completion of any work which is the responsibility of Tenant.

66. Condition of the Premises.

(a) Tenant acknowledges that it has inspected the Premises and is fully familiar with its condition and agrees to take same in its present "as-is" condition, subject only to the performance of the Owner's Work (as hereinafter defined). The Owner shall have no obligation to alter, repair or otherwise make any changes to the Premises for Tenant's occupancy of the Premises, other than the performance of the Owner's Work.

(b) For the purposes of this Lease, the term "Owner's Work" shall collectively mean that Owner shall: (i) paint and carpet the Premises using Building standard materials in Building standard colors, (ii) replace the existing rectangular light fixtures with new basket lighting fixtures as selected by Owner, (iii) remove the tint from the sidelights in the offices in the Premises, (iv) polish the marble entryway, (v) deliver the Premises to Tenant broom clean and (vi) remove the six (6) built in workstations on the Broadway side of the Premises.

(c) Notwithstanding anything to the contrary contained in the Lease, Tenant shall be obligated to comply with the requirements of any handicapped laws applicable to the Premises, including without limitation, the so-called Americans with Disabilities Act of 1990 and the regulations promulgated thereunder. Tenant, at its sole cost and expense shall be obligated to install and connect the fire safety systems servicing the Premises with the Building's Class E system located at the Premises and perform all required tests of the sprinkler system serving the Premises.

(d) Tenant shall permit no mechanic's, materialman's or any other lien to be placed or filed against the Building with respect to any work performed by or on behalf of Tenant in the Premises. Failure to discharge or bond any such lien, within thirty (30) days' written notice from Owner shall be deemed a material default under this Lease.

(e) Notwithstanding anything to the contrary in this Lease, Owner shall not be required to perform any work or installations which would: (i) require changes to structural components of the Building or the exterior design of the Building; (ii) require any modification to the Building's Systems or installations outside the Premises; (iii) not comply with all applicable Legal Requirements of any Government Entity having jurisdiction over the construction of the Building and/or the Premises; and/or (iv) be incompatible with plans previously filed for the Building with the Department of Buildings of the City of New York or with the occupancy of the Building as a first-class office building.

(f) Any work performed by or on behalf of Tenant in accordance with the provisions of this Lease shall require the installation of new materials at least comparable to the quality installed in the Building and shall be performed in accordance with the terms and conditions of this Lease.

67. **Arbitration.** (a) For disputes subject to arbitration under this Article that are not resolved by the parties within ten (10) days after either party gives notice to the other of its desire to arbitrate the dispute the dispute shall be settled by binding arbitration in accordance with the then-prevailing rules of the American Arbitration Association ("AAA"). The arbitration panel shall consist of one arbiter and shall take place in Manhattan, New York. Within twenty (20) days after the above notice is given Owner and Tenant shall mutually agree upon and appoint one arbiter such person being a lawyer actively engaged in the practice of real estate law in New York City and having at least ten (10) years experience in that field, a judge or a licensed New York real estate broker with at least ten (10) years' experience in commercial leasing. If the parties shall not appoint an arbiter within twenty (20) days either party may apply to the AAA for appointment of the arbiter.

(b) The parties shall file with the arbiter and exchange among counsel within ten (10) business days after the arbiter is appointed opening briefs and proposed witness lists (including brief statements of the purpose for which each witness will be offered) and exhibits of all proposed documentary evidence (including brief statements of the purpose for which each document will be offered). At the same time the parties shall provide the arbiter with a joint statement of any relevant facts upon which they are able to agree (or a joint statement that there are no relevant facts upon which they are able to agree). No witnesses or documents may be used at the hearing except as disclosed in such lists exhibits and statements and only then to the extent not inconsistent with any applicable discovery responses. The arbiter shall resolve any dispute submitted to the arbiter within forty-five (45) days of appointment. The decisions of the arbiter shall be final and binding and may not be appealed to the courts of any jurisdiction except upon claim of fraud or corruption. Both parties shall continue performing their lease obligations pending the award in the arbitration proceeding. Judgment upon the arbitration award may be entered in any court having jurisdiction. The arbiter shall have no power to change or add to any lease provisions. The arbiter shall award the prevailing party reasonable expenses and costs including reasonable attorneys' fees (to be conclusively determined by the arbiter) plus interest on the amount due at (i) eighteen percent (18%) per annum or (ii) the maximum amount of interest then allowed by applicable law, whichever is less. The losing party shall pay to the prevailing party the amount of the final arbitration award and all of the costs and fees of the arbiter. If payment is not made within ten (10) business days after the date the arbitration award is no longer appealable then in addition to any remedies under applicable law: (a) if Owner is the prevailing party it shall have the same remedies for failure to pay the arbitration award as it has for Tenant's failure to pay rent; and (b) if Tenant is the prevailing party it may deduct any remaining unpaid award from its next ensuing monthly payment of rent, additional rent or other charges.

(c) The following disputes are subject to arbitration:

(i) any disputes that the parties agree in writing to submit to arbitration;

(ii) the amount of any abatement of rent and additional rent because of damage or condemnation;

(iii) the amount billed as additional rent or any component part of the calculation of additional rent;

(iv) which party must comply with applicable laws under this Lease;

(v) whether Owner's withholding of consent is unreasonable or has been unduly delayed; and

(vi) the reasonableness of any new rule or regulation proposed by Owner.

68. Attorneys' Fees. In any litigation between the parties regarding this Lease, the losing party shall pay the prevailing party all reasonable expenses and court costs including, without limitation, reasonable attorneys' fees incurred by the prevailing party.

69. Change of Location.

(a) Owner shall have the absolute and unqualified right, upon notice to Tenant to designate as the Premises that part of any other floor in the Building that approximately corresponds to the Premises and shall only be permitted to relocate Tenant to another floor in the Building where the replacement space for the Premises are located. Such notice shall specify and designate the space so substituted for the Premises. Notwithstanding such substitution of space, this Lease and all the terms, provisions, covenants and conditions contained in this Lease shall remain and continue in full force and effect, except that the Premises shall be and be deemed to be such substituted space (hereinafter called "Substituted Space"), with the same force and effect as if the Substituted Space were originally specified in this Lease as the premises demised hereunder.

(b) In the event of the substitution of space as provided in Section 69(a) the following provisions (i) through (iv) shall apply:

(i) If the Substituted Space has a rentable area less than the rentable area of the Premises, the fixed annual rent payable under this Lease and the additional rent payable under this Lease, effective on the date that Tenant takes possession of the Substituted Space, shall be decreased to reflect the lesser number of rentable square feet in the Substituted Space, provided, however, that in no event shall the Substituted Space contain less than ninety-five percent (95%) of the rentable area of the Premises.

(ii) Owner shall, at Owner's expense, prepare the Substituted Space in substantially the same manner as Tenant has prepared the Premises and shall have the right to remove and relocate any floor covering, cabinet work, and any other decoration to the Substituted Space, as well as telephone lines and any other communication line to the Substituted Space. Owner shall also reimburse Tenant for all reasonable moving expenses incurred by Tenant to third parties.

(iii) As soon as Owner has completed preparing the Substituted Space as set forth in subsection 69(b)(ii), Tenant, upon forty-five (45) days' prior written notice, shall move to the Substituted Space at Owner's sole cost and expense, and upon failure of Tenant so to move to the Substituted Space, Owner, as Tenant's agent, may remove Tenant from the Premises to the Substituted Space. The failure of Tenant to move to the Substituted Space pursuant to this Article 69 shall be deemed a default under this Lease.

(iv) Upon request from Owner, Tenant shall supply Owner with evidence of out-of-pocket expenses incurred by Tenant in moving from the Premises to the Substituted Space.

(c) Following any substitution of space pursuant to this Article 69, Owner and Tenant, promptly at the request of either party, shall execute and deliver a supplementary agreement setting forth such substitution of space and the change (if any) in the fixed annual rent and additional rent, and rentable area in the appropriate places in this Lease.

70. Lender's Rights. (a) Tenant agrees that if Owner has notified Tenant in writing of the name and address of any person(s) or entities who holds a mortgage on the Building and the land

thereunder (collectively, the "Mortgagee"), the following rights and benefits shall inure to the benefit of each such Mortgagee until satisfaction of its mortgage or expiration of this Lease:

(i) if (x) Owner defaults in the performance of any of its obligations under this Lease and fails to cure the default and (y) as a consequence Tenant would be entitled to terminate this Lease, Tenant shall not terminate this Lease without first giving notice and an opportunity to cure (as described in paragraph (b) below) to the Mortgagee;

(ii) Tenant shall not agree to a modification, termination or surrender of this Lease without the written consent of the Mortgagee; and

(iii) Tenant shall send to the Mortgagee(s) copies of any default notices sent to Owner.

(b) If Owner's default (i) can be cured by the payment of money, the Mortgagee shall have thirty (30) days in the aggregate to cure the default; (ii) cannot be cured by the payment of money but is curable within thirty (30) days, the Mortgagee shall have thirty (30) days in the aggregate to cure the default; and (iii) cannot be cured by the payment of money and cannot be cured within thirty (30) days, the Mortgagee shall have such period of time as is necessary to cure the default provided that (x) the Mortgagee shall notify Tenant of its intention to cure the default, (y) the Mortgagee commences action to cure the default within twenty (20) days and (z) the Mortgagee thereafter proceeds diligently at all times to cure the default.

(c) If any Mortgagee succeeds to Owner's interest in the Building, Tenant shall attorn to such Mortgagee but such Mortgagee (i) shall not be liable for any act or omission of Owner under this Lease occurring prior to the conveyance of title to the Mortgagee, (ii) shall not be subject to any offset, defense or counterclaim accruing prior to such conveyance, (iii) shall not be bound by any payment prior to such conveyance of rent for more than one month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder which security is actually transferred to the Mortgagee), (iv) shall not be bound by any amendment or modification of this Lease made (x) after notice to Tenant of the execution of the underlying mortgage in question and (y) without the consent of such Mortgagee, where required, (v) shall not be bound by any covenant to perform (including, without limitation, any covenant to complete) any renovation or construction in the Premises or to pay any sums to Tenant in connection therewith, in either case arising or accruing prior to the date of such sale or conveyance of Owner's interest, and (vi) shall be liable for the performance of the other obligations of Owner under this Lease only during the period such Mortgagee shall hold such interest in the Building.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed this Lease as of the day and year first above written.

Owner:

FIELDSTONE CAPITAL INC.

By: ______________________
Patrick Hotung, President

Tenant:

AMERICAN EDUCATION CENTER, INC.

By: ______________________
Name: Max Chen
Title: President

C:\Users\David Handsman\Documents\Dropbox\Docs\Comfort\2WALL\AmeriEducCenterOct14L_5.docx

STATE OF NEW YORK)
COUNTY OF NEW YORK) ss.:

On the 15th day of Dec. 2014 in the year 2014 before me, the undersigned, personally appeared Max Chen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment

CINDY WU
Notary Public, State of New York
No. 01WU6040405
Qualified in Kings County
Commission Expires 3/13/2015

Exhibit "A"


STAIR
WOMEN
MEN
ELEC CLOS
Floor 8
Prepared by PlanData Systems Corp
December, 2014
2 Wall Street
George Comfort & Sons, Inc.
200 Madison Avenue New York, NY 10016

EXHIBIT "B"

Rules and Regulations

1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, arcades, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, arcades, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Owner reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

3. Owner may refuse admission to the Building outside of Business Hours on Business Days (as such terms are defined in the lease to which these Rules and Regulations are annexed) to any person not known to the watchman in charge or not having a pass issued by Owner or not properly identified, and may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building outside of Business Hours on Business Days whenever appropriate arrangements have been previously made between Owner and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Owner for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Owner, be prejudicial to the safety of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Owner may prevent all access to the Building during the continuance of the sane, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

4. No tenant shall obtain or accept or use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Owner in writing to furnish such services, provided that the charges for such services by persons authorized by Owner are comparable to charges for similar services in other first-class office buildings in New York County. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by Owner from time to time.

5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by Owner shall be used in a tenant's premises. No curtains, shades or screens shall be attached to, or hung in or used in connection with any window or door of tenant's premises, without the prior written consent of Owner. Such curtains, shades or screens shall be of a quality, type, design and color and attached in a manner approved by Owner.

6. There shall not be used in any space, or in the public halls of the Building, either by tenants or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards.

7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights. Blinds, which shall conform to Building Standard, shall be installed and maintained on all windows in each tenant's premises and all windows shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenants' premises.

8. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air-conditioning enclosures, if any.

9. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

10. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Owner, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in the tenant's premises except in any kitchen or dryer units installed in the premises with Owner's approval. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Owner, might cause any such impairment or interference.

11. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant, other than as may be used as an incident to normal office use in connection with photocopying equipment.

12. No tenant shall permit any cooking or food odors emanating within its premises to seep into other portions of the Building.

13. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

14. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Building or inside the tenant's premises if visible from outside of the tenant's premises without the prior written consent of Owner. Owner shall not unreasonably withhold consent to the installation of an appropriate sign identifying Tenant in the entrance to the premises. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each by Owner at the expense of such tenant, and shall be of a size, color and style acceptable to Owner. In the event of the violation of the foregoing by any tenant, Owner may remove the same without any liability, and may charge the expense incurred in connection with such removal to the tenant or tenants violating this rule. Owner shall have the right to prohibit any advertising by any tenant which impairs the desirability of the Building as a building for offices, and upon written notice from Owner, the tenant shall refrain from or discontinue such advertising.

15. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Grand Master Key. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Owner, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Owner.

16. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or (except for the tenant's installation and normal decorating and the installation of ordinary business office equipment) the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct.

17. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Owner.

18. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

19. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or

for the conduct of any business or occupation which involved direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

20. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

21. The requirements of tenants will be attended to only upon application at the office of the management agent of the Building. Employees of Owner shall not perform any work or do anything outside of the regular duties unless under special instructions from the office of Owner.

22. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Owner's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

23. The tenant's employees shall not loiter around the hallways, stairways, elevators, front, arcade, roof or any other part of the Building used in common by the occupants thereof.

24. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators and in such manner as Owner or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Owner, and if so required by law, shall hold a Master Rigger's license. Arrangements will be made by Owner with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Owner in connection with any moving specified in this rule, shall be paid by the tenant to Owner, on demand.

25. Owner reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease to which this Exhibit is attached. Owner may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Owner for the protection of any tenant against the removal of property from the premises of such tenant. Owner shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule.

26. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school or employment bureau. No tenant shall use its premises or permit any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

27. Owner shall have the right to prohibit any advertising or identifying sign by any tenant which, in Owner's judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Owner, such tenant shall refrain from and discontinue such advertising or identifying sign.

28. Owner shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the judgment of Owner, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Owner shall determine.

29. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Owner's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Owner) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

30. Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Owner, and shall employ such exterminators therefor as shall be approved by Owner.

31. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

32. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

33. Owner reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Owner shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.